MAVERICK TUBE CORPORATION
as Issuer
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee
INDENTURE
Dated as of November 15, 2005
1.875% Convertible Senior Subordinated Notes due 2025

i

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	ARTICLE 9
	CONCERNING THE NOTEHOLDERS

Section 9.01.	Action by Noteholders	49
Section 9.02.	Proof of Execution by Noteholders	49
Section 9.03.	Who Are Deemed Absolute Owners	49
Section 9.04.	Company-Owned Notes Disregarded	49
Section 9.05.	Revocation of Consents; Future Holders Bound	50
	ARTICLE 10
	NOTEHOLDERS’ MEETINGS

Section 10.01.	Purpose of Meetings	50
Section 10.02.	Call of Meetings by Trustee	51
Section 10.03.	Call of Meetings by Company or Noteholders	51
Section 10.04.	Qualifications for Voting	51
Section 10.05.	Regulations	51
Section 10.06.	Voting	52
Section 10.07.	No Delay of Rights by Meeting	52
	ARTICLE 11
	SUPPLEMENTAL INDENTURES

Section 11.01.	Supplemental Indentures Without Consent of Noteholders	53
Section 11.02.	Supplemental Indentures With Consent of Noteholders	54
Section 11.03.	Effect of Supplemental Indentures	55
Section 11.04.	Notation on Notes	55
Section 11.05.	Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee	55
	ARTICLE 12
	CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.01.	Company May Consolidate, Etc. on Certain Terms	56
Section 12.02.	Successor Corporation to be Substituted	56
Section 12.03.	Officer’s Certificate and Opinion of Counsel to Be Given Trustee	57
	ARTICLE 13
	SATISFACTION AND DISCHARGE OF INDENTURE

Section 13.01.	Discharge of Indenture	57

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Section 17.07.	No Security Interest Created	85
Section 17.08.	Trust Indenture Act	85
Section 17.09.	Benefits of Indenture	85
Section 17.10.	Table of Contents, Headings, Etc	85
Section 17.11.	Authenticating Agent	85
Section 17.12.	Execution in Counterparts	86

     INDENTURE dated as of November 15, 2005 between Maverick Tube Corporation, a Delaware corporation, as issuer (hereinafter sometimes called the “Company”, as more fully set forth in Section 1.01), and The Bank of New York Trust Company, N.A., a national banking association organized under the laws of the United States, as trustee (hereinafter sometimes called the “Trustee”, as more fully set forth in Section 1.01).
WITNESSETH:
     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 1.875% Convertible Senior Subordinated Notes due 2025 (hereinafter sometimes called the “Notes”), initially in an aggregate principal amount not to exceed $220,000,000 (or $250,000,000 if the Initial Purchaser exercises its option to purchase additional Notes in full as set forth in the Purchase Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of the Fundamental Change Repurchase Notice, a form of option to elect repayment on a Put Right Purchase Date, a form of conversion notice and certificate of transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and
     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
DEFINITIONS
     Section 1.01. Definitions.
     (a) The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.
     "Additional Interest” means all Additional Interest Amounts as defined in the Registration Rights Agreement.
     "Additional Shares” shall have the meaning specified in Section 15.01(e).
     "Adjustment Determination Date” shall have the meaning specified in Section 15.04(j).
     "Adjustment Event” shall have the meaning specified in Section 15.04(j).
     "Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     "Board of Directors” means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.
     "Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     "Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.
     "Capital Lease” means a lease that, in accordance with accounting principles generally accepted in the United States of America, would be recorded as a capital lease on the balance sheet of the lessee.
     "Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
     "close of business” means 5:00 p.m. (New York City time).
     "Code” means the Internal Revenue Code of 1983, as amended.

     "Commission” means the Securities and Exchange Commission.
     "Common Stock” means, subject to Section 15.06, shares of common stock of the Company, par value $0.01 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     "Company” means Maverick Tube Corporation, a Delaware corporation, and subject to the provisions of Article XII, shall include its successors and assigns.
     "Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, President, Executive or Senior Vice President, Managing Director or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any such other officer designated in (a) or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.
     "Company Put Right Notice” shall have the meaning specified in Section 16.01(c).
     "Company Put Right Notice Date” shall have the meaning specified in Section 16.01(c).
     "Conversion Agent” shall have the meaning specified in Section 5.02.
     "Conversion Date” shall have the meaning specified in Section 15.02(c).
     "Conversion Obligation” shall have the meaning specified in Section 15.01(a).
     "Conversion Price” means as of any date $1,000 divided by the Conversion Rate as of such date.
     "Conversion Rate” shall have the meaning specified in Section 15.01(a).
     "Corporate Trust Office” or other similar term means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at The Bank of New York Trust Company, N.A., 2 N. LaSalle Street, Suite 1020, Chicago, IL 60602, Attention: Corporate Trust Administration.
     "Credit Facility” means the Amended and Restated Credit Agreement, dated as of August 5, 2005, among the Company, certain of its subsidiaries, on the one hand, and JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A., Toronto Branch, and certain other parties to the agreement, on the other hand, and any credit agreement, loan agreement or other financing arrangement which, by its terms, supersedes or replaces in whole or in part such credit agreement.
     "Custodian” means The Bank of New York Trust Company, N.A., as custodian for The Depository Trust Company, with respect to the Notes in global form, or any successor entity thereto.
     "Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, one-twentieth (1/20) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 15.06) on such day.
     "Daily Settlement Amount,” for each of the 20 Trading Days during the Observation Period, shall consist of:
     (i) cash equal to the lesser of $50 and the Daily Conversion Value relating to such day; and
     (ii) if such Daily Conversion Value exceeds $50, a number of shares of Common Stock equal to (A) the difference between such Daily Conversion Value and $50, divided by (B) the Daily VWAP of the Common Stock for such day.
     "Daily VWAP” for the Common Stock means, for each of the 20 consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page MVK <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as the Board of Directors determines in good faith using a volume-weighted method).
     "Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
     "Defaulted Interest” shall have the meaning specified in Section 2.03.
     "Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.06(d) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     "Designated Senior Indebtedness” means (i) any liabilities of the Company for principal, interest (including all interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding), all letter of credit obligations, fees, indemnification, reimbursement, damages or other obligations of the Company (including fees, costs, expenses and other amounts accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition fees, costs, expenses and other amounts is allowed as a claim in the proceeding) under the Credit Facility, and (ii) any other Senior Indebtedness as to which the principal amount is $25.0 million or more and the instrument creating or evidencing the same (or any related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.
     "Disqualified Capital Stock” means (i) except as set forth in (ii), with respect to any Person, Capital Stock of that Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or on the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by that Person or any Subsidiary of that Person, in whole or in part, on or prior to the Maturity Date, and (ii) with respect to any Subsidiary of that Person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common stock with no preference, privileges, or redemption or repayment provisions.
     "Distributed Property” shall have the meaning specified in Section 15.04(c).
     "Effective Date” shall have the meaning specified in Section 15.01(e).
     "Event of Default” means, with respect to the Notes, any event specified in Section 7.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.
     "Ex-Dividend Date” means, (a) with respect to Section 15.01(b), the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of the Common Stock to its buyer, and (b) in all other cases, with respect to any issuance or distribution on the Common Stock or any other equity security, the first date on which the shares of Common Stock or such other equity security trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.
     "Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     "Fundamental Change” means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which more than 50% of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common stock (or American Depositary Shares representing shares of common stock) that is: (a) listed on, or immediately after such transaction or event, will be listed on, a United States national securities exchange or (b) approved, or immediately after such transaction or event will be approved, for quotation on the Nasdaq

National Market or any similar United States system of automated dissemination of quotations of securities prices.
     "Fundamental Change Company Notice” shall have the meaning specified in Section 16.02(b).
     "Fundamental Change Expiration Time” shall have the meaning specified in Section 16.02(b).
     "Fundamental Change Repurchase Date” shall have the meaning specified in Section 16.02(a).
     "Fundamental Change Repurchase Notice” shall have the meaning specified in Section 16.02(a)(i).
     "Fundamental Change Repurchase Price” shall have the meaning specified in Section 16.02(a).
     "Global Note” shall have the meaning specified in Section 2.06(b).
     "Indebtedness” as applied to any Person, means (i) obligations, contingent or otherwise, for money borrowed (other than unamortized debt discount or premium); (ii) reimbursement and other obligations pertaining to letters of credit issued for the account of such Person; (iii) obligations under any swap, cap, collar, forward purchase contract, derivatives contract or other similar agreement pursuant to which such Person hedges risks related to interest rates, currency exchange rates, commodity prices, financial market conditions or other risks incurred by such Person in the operation of its business; (iv) obligations evidenced by bonds, debentures, promissory notes or other instruments or arrangements; (v) obligations as lessee under a Capital Lease; and (vi) obligations of such Person under any amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations listed in clause (i), (ii), (iii), (iv) or (v) above. All indebtedness of any type described in the immediately preceding sentence which is secured by a lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, shall for all purposes be deemed to be Indebtedness of such Person. All indebtedness for borrowed money incurred by any other Persons which is directly guaranteed as to payment of principal by such Person shall for all purposes be deemed to be Indebtedness of such Person, but no other contingent obligation of such Person in respect of indebtedness incurred by any other Persons shall for any purpose be deemed to be indebtedness of such Person.
     "Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
     "Initial Purchaser” means Morgan Stanley & Co., Incorporated.
     "Interest Payment Date” means May 15 and November 15 of each year, beginning on May 15, 2006.

     "Junior Security” of a Person means any Qualified Capital Stock of that Person or any Indebtedness of that Person that is subordinated in right of payment to Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Maturity Date.
     "Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock or such other security is traded or, if the Common Stock or such other security is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the Last Reported Sale Price shall be the last quoted bid price per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the National Quotation Bureau or similar organization. In absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and asked prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected from time to time by the Board of Directors of the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading.
     "Market Disruption Event” means the occurrence or existence for more than a one-half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
     "Maturity Date” means November 15, 2025.
     "Measurement Period” shall have the meaning specified in Section 15.01(a)(i).
     "Merger Event” shall have the meaning specified in Section 15.06.
     "Note” or “Notes” means any note or notes, as the case may be, authenticated and delivered under this Indenture.
     "Noteholder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any person in whose name at the time a particular Note is registered on the Note register.
     "Note register” shall have the meaning specified in Section 2.06(a).
     "Note Registrar” shall have the meaning specified in Section 2.06(a).

     "Notice of Conversion” shall have the meaning specified in Section 15.02(c).
     "Observation Period” means the 20 consecutive Trading Day period beginning on and including the second Trading Day after the related Conversion Date in respect of such Note.
     "Officers’ Certificate,” when used with respect to the Company, means a certificate signed by (a) one of the President, the Chief Executive Officer, any Executive or Senior Vice President, Managing Director or any Vice President (whether or not designated by a number or numbers or word added before or after the title “Vice President”) and (b) by any such other officer designated in (a) or by one of the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company, which is delivered to the Trustee. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section. One of the officers giving an Officers’ Certificate pursuant to Section 5.08 shall be the principal executive, financial or accounting officer of the Company.
     "Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, which is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.
     "outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
     (i) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
     (ii) Notes, or portions thereof, for the payment or repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);
     (iii) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and
     (iv) Notes converted pursuant to Article XV.
     "Paying Agent” shall have the meaning specified in Section 5.02.
     "Payment Blockage Notice” shall have the meaning specified in Section 4.02(b).
     "Payment Default” shall have the meaning specified in Section 4.02(a).
     "Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

     "Portal Market” means The Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.
     "Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.
     "Principal Return” shall have the meaning assigned to it in clause (i) of the definition of “Daily Settlement Amount.”
     "Purchase Agreement” means that certain Purchase Agreement, dated November 9, 2005, between the Company and the Initial Purchaser.
     "Put Right Purchase Date” shall have the meaning assigned to it in Section 16.01(a).
     "Put Right Purchase Notice” shall have the meaning assigned to it in Section 16.01(a)(i).
     "Put Right Purchase Price” shall have the meaning assigned to it in Section 16.01(a).
     "Qualified Capital Stock” means any Capital Stock of the Company that is not Disqualified Capital Stock.
     “record date,” with respect to the payment of interest on any Interest Payment Date, shall have the meaning specified in Section 2.03.
     "Redemption Date” means the date fixed by the Company for the redemption of all or any portion of the Notes in accordance with the provision of Article III.
     "Redemption Price” shall have the meaning specified in Section 3.01.
     "Reference Property” shall have the meaning specified in Section 15.06(b).
     "Registration Rights Agreement” means that certain Registration Rights Agreement, dated November 15, 2005, between the Company and the Initial Purchaser.
     "Representative” means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.
     "Resale Restriction Termination Date” shall have the meaning specified in Section 2.06(d).
     "Responsible Officer,” when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     "Restricted Securities” shall have the meaning specified in Section 2.06(d).
     "Rights Plan” means that certain Amended and Restated Shareholder Rights Agreement dated September 22, 2000 between the Company and Harris Trust & Savings Bank, as rights agent, as amended from time to time.
     "Rule 144A” means Rule 144A as promulgated under the Securities Act.
     "Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     "Senior Indebtedness” means the principal of, premium, if any, interest (including all interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding), all letter of credit obligations, obligations under any arrangement described in clause (iii) of the definition of Indebtedness and Capital Lease payments payable on or in connection with, and all fees, costs, expenses and other amounts (including fees, costs, expenses and other amounts accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition fees, costs, expenses and other amounts is allowed as a claim in the proceeding) accrued or due on or in connection with, Indebtedness of the Company, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is “pari passu” or “junior” to the Notes. Notwithstanding the foregoing, the term Senior Indebtedness shall not include the Notes or the 2033 Notes. If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return. The Notes will rank pari passu with the 2033 Notes.
     "Spin-Off” shall have the meaning specified in Section 15.04(c).
     "Significant Subsidiary” means such Subsidiary of the Company as meets the definition of “significant subsidiary” in Rule 1-02 of Regulation S-X promulgated by the Commission as in effect on the original date of issuance of the Notes.
     "Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 15.01(d) hereof, which shall be equal to (i) if holders of Common Stock receive only cash in such Fundamental Change, the cash amount paid per share of Common

Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.
     "Subsidiary” of the Company means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries of the Company or by one or more Subsidiaries of the Company or (ii) any other Person (other than a corporation) in which the Company, one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has greater than a 50% ownership interest.
     "Successor Company” shall have the meaning specified in Section 12.01(a).
     "Trading Day” means a day during which (a) trading in Common Stock generally occurs, (b) there is no Market Disruption Event and (c) a Last Reported Sale Price for Common Stock (other than a Last Reported Sale Price referred to in the next to last sentence of such definition) is available for such day; provided that if the Common Stock is not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the definition of Last Reported Sale Price (excluding the next to last sentence of that definition), Trading Date shall mean any Business Day.
     "Trading Price” with respect to the Notes, on any date of determination, means the average of the secondary market bid quotations obtained by the Trustee for $2.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $2.0 million principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 103% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.
     "transfer” shall have the meaning specified in Section 2.06(d).
     "Trigger Event” shall have the meaning specified in Section 15.04(c).
     "Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
     "Trustee” means The Bank of New York Trust Company, N.A., and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

     "2033 Notes” means the Company’s existing 4.00% Convertible Senior Subordinated Notes due June 15, 2033.
ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES
     Section 2.01. Designation and Amount. The Notes shall be designated as the “1.875% Convertible Senior Subordinated Notes due 2025.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $220,000,000 (or $250,000,000 if the Initial Purchaser exercises its option to purchase additional Notes in full as set forth in the Purchase Agreement), subject to Section 2.11 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.06, Section 2.07, Section 11.04, Section 15.02 and Section 16.02 hereof.
     Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A.
     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
     The Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal, accrued and unpaid interest, and Additional Interest, if any, and premium, if any, on the Global Note shall be made to the holder of such Note on the date of payment, unless a record date or other means of determining holders eligible to receive payment is provided for herein.
     The terms and provisions contained in the form of Note attached as Exhibit A hereto are incorporated herein and shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Section 2.03. Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     The Person in whose name any Note (or its Predecessor Note) is registered on the Note register at the close of business on any record date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest (including Additional Interest, if any) shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay interest (including Additional Interest, if any) (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note register (or upon written application by such Person to the Note Registrar not later than the relevant record date, by wire transfer in immediately available funds to such Person’s account within the United States, if such Person is entitled to interest on an aggregate principal in excess of $1,000,000) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term “record date” with respect to any Interest Payment Date shall mean the May 1 or November 1 preceding the applicable May 15 or November 15 Interest Payment Date, respectively.
     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of his having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Note Register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.
     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Section 2.04. Date and Denomination of Notes; Payments of Additional Interest. The Notes shall be issuable in fully registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Every Note shall be dated the date of its authentication and shall pay Additional Interest in the manner and to the persons set forth in the Registration Rights Agreement. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Additional Interest” provided for in the Registration Rights Agreement to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of the Registration Rights Agreement and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made. The Trustee may conclusively rely on the Company’s calculation of the Additional Interest amounts due and owing on any date on which principal or interest payments on the Notes are due.
     Section 2.05. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman or Vice-Chairman of the Board of Directors, Chief Executive Officer, President, any of its Executive or Senior Vice Presidents, Managing Director, or any of its Vice Presidents (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.
     Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.
     Section 2.06. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.
     (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Note register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.02.
     Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
     Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
     All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Noteholder thereof or his attorney-in-fact duly authorized in writing.
     No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

     None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (a) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (b) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article XVI hereof.
     All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
     (b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note, which does not involve the issuance of a definitive Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
     (c) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on The Portal Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
     (d) Every Note that bears or is required under this Section 2.06(d) to bear the legend set forth in this Section 2.06(d) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.06(e), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(d), unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.06(d) and Section 2.06(e), the term "transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
     Until the date (the “Resale Restriction Termination Date”) that is two (2) years after the later of (i) the date of the last original issuance date of the Notes and (ii) three months following the last date on which the Company or any affiliate of the Company was the owner of such Note, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.06(e), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has been declared effective under the Securities Act and which continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
This security has not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly, may not be offered or sold except as set forth in the following sentence. By its acquisition hereof, the holder agrees (1) that it will not within the later of (x) two years after the latest original issue date of this security and (y) three months after it ceases to be an affiliate (within the meaning of Rule 144 adopted under the Securities Act) of the issuer, resell or otherwise transfer the security evidenced hereby or the common stock issuable upon conversion of such security, except (a) to the issuer; (b) under a registration statement that has been declared effective under the Securities Act; (c) to a person the seller reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A adopted under the Securities Act) that is purchasing for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); or (d) under any other available exemption from the registration requirements of the Securities Act; and (2) that it will, prior to any transfer of this security within the later of (x) two years after the latest issue date of this security and (y) three months after it ceases to be an affiliate (within the meaning of Rule 144 adopted under the Securities Act) of the issuer, furnish to the Trustee and the issuer such certifications, legal opinions or other information as may be required pursuant to the indenture to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
     Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.06(d).
     Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.06(d)), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

     If at any time the Depositary for a Global Note (i) notifies the Company that it is unwilling or unable to continue as Depositary for such Note or (ii) ceases to be registered as a clearing agency under the Exchange Act, the Company may appoint a successor Depositary with respect to such Note. If (1) a successor Depositary for such Global Note is not appointed by the Company within ninety (90) days after the Company receives such notice or the Depositary ceasing to be a registered clearing agency; (2) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Notes in definitive form in exchange for all or any part of the Notes represented by a Global Note, subject to the procedures of the Depositary; or (3) an Event of Default has occurred and is continuing and the Note Registrar has received a request from the Depositary for the issuance of Notes in definitive form in exchange for a Global Note, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.
     Definitive Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Notes to the persons in whose names such definitive Notes are so registered.
     At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Notes, converted, canceled, repurchased or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
     (e) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless the Note or such Common Stock has been sold pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to a registration statement that has been declared effective under the Securities Act, and which continues to be effective at the time of such transfer, or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):
This security has not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly, may not be offered or sold except as set forth in the following sentence. By its acquisition hereof, the holder agrees (1) that it will not within the later of (x) two years after the latest issue date of the notes upon the conversion of which this security was issued and (y) three months after it ceases to be an affiliate (within the meaning of Rule 144 adopted under the Securities Act) of the issuer, resell or otherwise transfer the security evidenced hereby, except (a) to the issuer; (b) under a registration statement that has been declared effective under the Securities Act; (c) to a person the seller reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A adopted under the Securities Act) that is purchasing for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); or (d) under any other available exemption from the registration requirements of the Securities Act; and (2) agrees that it will, prior to any transfer of this security within the later of (x) two years after the latest issue date of the notes upon the conversion of which this security was issued and (y) three months after it ceases to be an affiliate (within the meaning of Rule 144 adopted under the Securities Act) of the issuer, furnish to the transfer agent and the issuer such certifications, legal opinions or other information as may be required to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.06(e).
     (f) Any Note or Common Stock issued upon the conversion or exchange of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).
     (g) Notwithstanding any provision of Section 2.06 to the contrary, in the event Rule 144(k) as promulgated under the Securities Act (or any successor rule) is amended to change the two-year period or the three-month period, in each case under Rule 144(k) (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers’ Certificate and Opinion of Counsel provided for in this Section 2.06(g), (i) each reference in Section 2.06(d) to “two (2) years” and “three months” and in the restrictive legend set forth in such paragraph to “TWO YEARS” and “THREE MONTHS” shall be deemed for all purposes hereof to be references to such changed period, (ii) each reference in Section 2.06(e) to “two (2) years” and “three months” and in the restrictive legend set forth in such paragraph to “TWO YEARS” and “THREE MONTHS” shall be deemed for all purposes hereof to be references to such changed period and (iii) all corresponding references in the Notes (including the definition of Resale Restriction Termination Date) and the restrictive legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. The provisions of this Section 2.06(g) will not be effective until such time as the Opinion of Counsel and Officers’ Certificate have been received by the Trustee hereunder. This Section 2.06(g) shall apply to successive amendments to Rule 144(k) (or any successor rule) changing the holding period thereunder.
     Section 2.07. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
     The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Note, the Company or the Trustee may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been tendered for repurchase upon a Fundamental Change or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
     Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.
     Section 2.08. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than in the case of Notes in global form) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.
     Section 2.09. Cancellation of Notes Paid, Etc. All Notes surrendered for the purpose of payment, repurchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy canceled Notes in accordance with its customary procedures and, after such destruction, shall deliver a certificate of such destruction to the Company, at the Company’s written request. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.
     Section 2.10. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the trustee shall use “CUSIP” numbers in Company Notices as a convenience to holders of the Notes; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or Company Notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
     Section 2.11. Additional Notes; Repurchases. The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, reopen the Notes and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder, provided that no such additional Notes may be issued unless fungible with the Notes initially issued hereunder for U.S. federal income tax purposes. The Company may also from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders.
ARTICLE 3
REDEMPTION
     Section 3.01. Right to Redeem; Notice to Trustee.
     (a) The Notes may be redeemed at the election of the Company, in whole or in part, on November 15, 2013 at a price equal to 100.25% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest and Additional Interest, if any. After November 15, 2013, the Company shall have the right to redeem the Notes, in whole or from time to time in part, at a price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest and Additional Interest, if any. Any redemption in accordance with this Article III shall be upon at least 30 days and no more than 60 days notice to holders of the Notes. The price at which the Notes shall be redeemable on any Redemption Date is hereinafter referred to as a “Redemption Price.”
     (b) If the Company elects to redeem the Notes, it shall notify the Trustee at least 30 days and no more than 60 days prior to the Redemption Date of the Redemption Date and of the principal amount of Notes to be redeemed (unless a shorter notice period shall be satisfactory to the Trustee). If fewer than all of the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.
     Section 3.02. Selection of Notes to be Redeemed.
     (a) If less than all of the Notes are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall, at least 15 days but not more than 60 days prior to the Redemption Date, select the Notes to be redeemed. The Trustee shall make the selection from the Notes of that series outstanding and not previously called for redemption, by lot, or in its discretion, on a pro rata basis. Notes in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
     (b) If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed to be part of the portion selected for redemption. Notes which have been converted subsequent to the Trustee commencing selection of Notes to be redeemed but prior to redemption of such Notes shall be treated by the Trustee as outstanding for the purpose of such selection.
     Section 3.03. Notice of Redemption.

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each holder of Notes to be redeemed at such holder’s address as it appears on the registrar’s books.
     The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:
     (a) the Redemption Date;
     (b) the Redemption Price;
     (c) the then current Conversion Price;
     (d) the name and address of each Paying Agent and Conversion Agent;
     (e) that Notes called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;
     (f) that Holders who wish to convert Notes must surrender such Notes for conversion no later than the close of business on the second Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth herein;
     (g) that, unless the Company defaults in making the payment of the Redemption Price, interest on Notes called for redemption shall cease accruing on and after the Redemption Date and the only remaining right of the holder shall be to receive payment of the Redemption Price plus accrued but unpaid interest and Additional Interest, if any, upon presentation and surrender to a Paying Agent of the Notes and
     (h) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued.
     If any of the Notes to be redeemed is in global form, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, which request shall (i) be irrevocable once given and (ii) set forth all relevant information required by clauses (a) through (h) of the preceding paragraph, the Trustee shall give the notice of redemption to each holder in the Company’s name and at the Company’s expense.
     Section 3.04. Effect of Notice of Redemption.
     Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, together with accrued and unpaid interest and Additional Amounts, if any. On or after the Redemption Date and upon presentation and surrender to a Paying Agent, Notes called for redemption shall be paid at the Redemption Price, plus any accrued and unpaid interest and Additional Amounts, if any, up to but not including the Redemption Date.
     Section 3.05. Deposit of Redemption Price.
     Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of, and any accrued and unpaid interest and Additional Amounts, if any, on, all Notes to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Notes pursuant to Article XV, or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.
     Section 3.06. Securities Redeemed in Part.
     Upon presentation and surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
ARTICLE 4
SUBORDINATION
     Section 4.01. Notes Subordinate to Senior Indebtedness. The Company and each holder of a Note, by his or her acceptance thereof, agree that (a) the payment of the principal of and interest on each and all the Notes and (b) any other payment in respect of the Notes, including the payment of any Principal Return in cash upon conversion or any payment on account of the acquisition or redemption of Notes by the Company, is subordinated, to the extent and in the manner provided in this Article IV, to the prior payment in full of all Senior Indebtedness (in each case, such payment to be made in cash or in such other form of payment as shall be satisfactory to the holder or holders of such Senior Indebtedness or a trustee or other representative duly acting on behalf of such holder or holders), whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.
     Each holder of a Note, by his or her acceptance thereof, acknowledges and agrees that the provisions of this Article IV are, and are intended to be, an inducement and a consideration to all Persons who, in reliance on such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and those holders are made obligees hereunder, and any one or more of them may enforce such provisions.
     Section 4.02. No Payment on Notes in Certain Circumstances.

     (a) No payment shall be made by or on behalf of the Company on account of the principal of or interest on or with respect to the Notes, on account of any Principal Return applicable to any of the Notes upon conversion or to acquire any of the Notes, for cash or property (other than Junior Securities of the Company), or on account of any redemption provisions of those Notes, in the event of default in payment of any principal of, premium (if any) or interest on any Designated Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, beyond any applicable period of grace specified in the instrument or instruments pursuant to which such Designated Senior Indebtedness was incurred (a “Payment Default”), unless and until that Payment Default has been cured or waived or otherwise has ceased to exist.
     (b) No payment shall be made by or on behalf of the Company on account of the principal of or interest on the Notes, on account of any Principal Return applicable to any of the Notes upon conversion or to acquire any of the Notes (including any repurchases of the Notes pursuant to the provisions thereof at the option of the holder of the Notes) for cash or property (other than Junior Securities of the Company), or on account of the redemption provisions of those Notes, in the event of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness permitting the holders of that Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) to declare that Designated Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, on written notice thereof to the Company and the Trustee by any holders of Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) (a “Payment Blockage Notice”), unless and until that default shall have been cured or waived or otherwise has ceased to exist; provided, that such payments may not be prevented pursuant to this Section 4.02(b) for more than 179 days after an applicable Payment Blockage Notice has been received by the Trustee unless the Designated Senior Indebtedness in respect of which that default exists has been declared due and payable in its entirety, in which case no such payment may be made until that acceleration has been rescinded or annulled or that Designated Senior Indebtedness has been paid in full. The Trustee may conclusively rely on the authenticity of any notice received by it that purports to be a Payment Blockage Notice hereunder. No default (other than a Payment Default) that existed or was continuing on the date of any Payment Blockage Notice (whether or not that default is on the same issue of Designated Senior Indebtedness) may be made the basis for the giving of a second Payment Blockage Notice, unless such default was cured during the interim period, and only one such Payment Blockage Notice may be given in any period of 365 consecutive days.
     (c) In furtherance of the provisions of Section 4.01, in the event that, notwithstanding the foregoing provisions of this Section 4.02, any payment or distribution of assets of the Company (other than Junior Securities of the Company) shall be received by the Trustee or the holders of the Notes or any Paying Agent with respect thereto at a time when that payment or distribution was prohibited by the provisions of this Section 4.02, then, unless that payment or distribution is no longer prohibited by this Section 4.02, that payment or distribution (subject to the provisions of Section 4.07) shall be received and held in trust by the Trustee or such holders or Paying Agent for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by the Trustee or such holders or Paying Agent, as the case may be, to the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing that

Senior Indebtedness may have been issued, ratably, according to the aggregate amounts remaining unpaid on account of that Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness in full after giving effect to all concurrent payments and distributions to or for the holders of that Senior Indebtedness.
     Section 4.03. Notes Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization. Upon any distribution of assets of the Company or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors:
     (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full (in each case, such payment to be made in cash or in such other form of payment as shall be satisfactory to the holder or holders of such Senior Indebtedness or a trustee or other representative duly acting on behalf of such holder or holders), before the holders of Notes are entitled to receive any payment (other than in the form of Junior Securities of the Company) on account of the principal of or interest on, or on account of any Principal Return applicable to, the Notes;
     (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities of the Company), to which the holders of Notes or the Trustee on behalf of those holders would be entitled, except for the provisions of this Article IV, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of that Senior Indebtedness or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all that Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to the holders of that Senior Indebtedness; and
     (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities of the Company), shall be received by the Trustee or the holders of Notes or any Paying Agent with respect thereto (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of the principal of or interest on, or on account of any Principal Return applicable to, the Notes before all Senior Indebtedness is paid in full, that payment or distribution (subject to the provisions of Section 4.07) shall be received and held in trust by the Trustee or such holder or Paying Agent for the benefit of the holders of that Senior Indebtedness, or their respective representatives, ratably according to the respective amounts of that Senior Indebtedness held or represented by each, to the extent necessary to make payment as provided herein of all that Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of that Senior Indebtedness, but only to the extent that as to any holder of that Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of that Senior Indebtedness that such prohibited payment has been received by the Trustee, holder(s) or Paying Agent (or has been segregated as provided above), that holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on that Senior Indebtedness, if any, held by that holder, and only the amounts specified in those notices to the Trustee shall be paid to the holders of that Senior Indebtedness. The Trustee may conclusively rely on the accuracy of the amounts so specified in any such notice.
     Section 4.04. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness as provided herein, the holders of the Notes shall be subrogated (to the extent of the payments or distributions made to the holders of that Senior Indebtedness pursuant to the provisions of this Article IV) to the rights of the holders of that Senior Indebtedness to receive payments or distributions of assets of the Company applicable to that Senior Indebtedness until all amounts owing on, or with respect to, the Notes shall be paid in full. For the purpose of that subrogation, no such payments or distributions to the holders of that Senior Indebtedness by the Company, or by or on behalf of the holders of the Notes by virtue of this Article IV, which otherwise would have been made to those holders shall, as among the Company, its creditors other than the holders of Senior Indebtedness and those holders, be deemed to be payment by the Company or on account of that Senior Indebtedness, it being understood that the provisions of this Article IV are and are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of that Senior Indebtedness, on the other hand.
     If any payment or distribution to which the holders of the Notes would otherwise have been entitled but for the provisions of this Article IV shall have been applied, pursuant to the provisions of this Article IV, to the payment of amounts payable under Senior Indebtedness, then those holders shall be entitled to receive from the holders of that Senior Indebtedness any payments or distributions received by those holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of that Senior Indebtedness in full.
     Section 4.05. Obligations of the Company Unconditional. Nothing contained in this Article IV or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and the holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to those holders the principal of and interest on the Notes, or the Principal Return with respect to the Notes upon conversion of the Notes, as and when the same shall become due and payable in accordance with the terms of the Notes and this Indenture, or is intended to or shall affect the relative rights of those holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any holder from exercising all remedies otherwise permitted by applicable law on default under this Indenture, subject to the rights, if any, under this Article IV, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received on the exercise of any such remedy. Notwithstanding anything to the contrary in this Article IV or elsewhere in this Indenture or in the Notes, on any distribution of assets of the Company referred to in this Article IV, the Trustee, subject to the provisions of Sections 8.01 and 8.02, and the holders of the Notes shall be entitled to rely on any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to those holders for the purpose of ascertaining the Persons entitled to participate in that distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article IV so long as that court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article IV.
     Section 4.06. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice. The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee or any Paying Agent shall have received, no later than two Business Days prior to that payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 8.01 and 8.02, shall be entitled in all respects conclusively to assume that no such fact exists.
     Section 4.07. Application by Trustee of Amounts Deposited with It. Any deposit of assets with the Trustee or the Paying Agent (whether or not in trust) for the payment of principal of or interest on (or any Principal Return with respect to) any Notes shall be subject to the provisions of Sections 4.01, 4.02, 4.03 and 4.04; provided that if prior to two Business Days preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on (or any Principal Return with respect to) any Note, the Trustee or such Paying Agent shall not have received with respect to those assets the written notice provided for in Section 4.06, then the Trustee or such Paying Agent shall have full power and authority to receive those assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after that date; and provided further that nothing contained in this Article IV shall prevent the Company from making, or the Trustee from receiving or applying, any payment in connection with the redemption of Notes if the first publication of notice of that redemption (whether by mail or otherwise in accordance with this Indenture) has been made, and the Trustee has received that payment from the Company, prior to the occurrence of any of the contingencies specified in Section 4.02 or 4.03.
     Section 4.08. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce the subordination provisions contained in this Article IV shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange that security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the holders of the Notes.
     Section 4.09. Trustee to Effectuate Subordination of Notes. Each holder of a Note by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article IV and to protect the rights of the holders of the Notes pursuant to this Indenture, and appoints the Trustee such holder’s attorney-in-fact for that purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in that proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness or their representative is hereby authorized to have the right to file and is hereby authorized to file an appropriate claim for and on behalf of the holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any holder of Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any holder of the Notes in any such proceeding.
     Section 4.10. Right of Trustee to Hold Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all of the rights set forth in this Article IV in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.
     Section 4.11. Article IV Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on any of (or on account of any Principal Return with respect to any of) the Notes by reason of any provision of this Article IV shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 7.01 or in any way prevent the holders of the Notes from exercising any right hereunder other than the right to receive payment on or with respect to the Notes. The Company shall promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated due to an Event of Default or if the Company is required to purchase any Notes upon a Fundamental Change, provided that the Company’s failure to provide such notice shall not diminish the rights of holders of Senior Indebtedness hereunder.
     Section 4.12. No Fiduciary Duty of Trustee to Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any of those holders if it shall in good faith mistakenly pay over or distribute to the holders of the Notes or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article IV or otherwise. Nothing in this Section 4.12 shall affect the obligation of any other such Person to hold that payment for the benefit of, and to pay that payment over to, the holders of Senior Indebtedness or their representative.
     Section 4.13. Article Applicable to Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article IV shall in that case (unless the context shall otherwise require) be construed as extending to and including that Paying Agent within its meaning as fully for all intents and purposes as if that Paying Agent were named in this Article IV in addition to or in place of the Trustee; provided, however, that this Section 4.13 shall not apply to the Company or any Affiliate of the Company if it or that Affiliate acts as Paying Agent.

     Section 4.14. Notes Pari Passu with the 2033 Notes. The payment of principal and interest (including Contingent Interest, if any) on each and all of the Notes and all other payments with respect to the Notes shall rank pari passu with the payment right under the 2033 Notes.
ARTICLE 5
PARTICULAR COVENANTS OF THE COMPANY
     Section 5.01. Payment of Principal, Premium, Interest and Additional Interest. The Company covenants and agrees that it will cause to be paid the principal of, premium, if any, accrued and unpaid interest and Additional Interest, if any, on each of the Notes and if applicable, payment of the Conversion Obligation and Additional Shares, at the places, at the respective times and in the manner provided herein and in the Notes. Each installment of accrued and unpaid interest and Additional Interest, if any, on the Notes due on any Interest Payment Date (as provided in Section 2 of the Registration Rights Agreement) may be paid by mailing checks for the amount payable to or upon the written order of the Noteholders entitled thereto as they shall appear on the registry books of the Company, provided that, with respect to any Noteholder with an aggregate principal amount in excess of $1,000,000, at the application of such holder in writing to the Note Registrar not later than the relevant record date, accrued and unpaid interest and Additional Interest, if any, on such holder’s Notes shall be paid by wire transfer in immediately available funds to such holder’s account in the United States supplied by such holder from time to time to the Trustee and Paying Agent (if different from Trustee); provided further that payment of accrued and unpaid interest and Additional Interest, if any, made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.
     Section 5.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment, redemptions or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms Paying Agent and Conversion Agent include any such additional or other offices or agencies, as applicable.
     The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan shall be considered as one such office or agency of the Company for each of the aforesaid purposes.
     So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.10(a) and the third paragraph of Section 8.11.
     Section 5.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 5.04. Provisions as to Paying Agent.
     (a) If the Company shall appoint a Paying Agent other than the Trustee or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:
     (i) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;
     (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on the Notes when the same shall be due and payable; and
     (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, on or before each due date of the principal of, or premium, if any, or accrued and unpaid interest or Additional Interest, if any, on the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, or accrued and unpaid interest or Additional Interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, accrued and unpaid interest and Additional Interest, if any, on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, accrued and unpaid interest and Additional Interest, if any, so becoming due and will notify the Trustee in writing of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, accrued and unpaid interest and Additional Interest, if any, on the Notes when the same shall become due and payable.
     (c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
     (d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Section 13.03 and Section 13.04.
     Section 5.05. Existence. Subject to Article XII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     Section 5.06. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales of Notes or any Common Stock issuable on conversion thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or owner of a beneficial interest in a Note or to any holder of such Common Stock, in either case which continues to be a Restricted Security, in connection with any sale thereof, and to any prospective purchasers of Notes or such Common Stock from such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the written request of any holder of or owner of a beneficial interest in, the Notes or such Common Stock and it will take such further action as any holder or beneficial owner of such Notes or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial owner to sell its Notes or Common Stock (or beneficial interests therein) without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such rule may be amended from time to time.
     Section 5.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company

(beginning with the fiscal year ending on December 31, 2005) an Officers’ Certificate stating whether or not the signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.
     In addition, the Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.
     Section 5.09. Additional Interest. If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     Section 5.10. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 5.11. Resale Of The Notes. During the period of two years after the last date of original issuance of the Notes the Company shall not, and shall not permit any of its Affiliates to, resell any of the Notes or the shares of Common Stock, if any, issued upon conversion of the Notes, that constitute “restricted securities” under Rule 144 under the Securities Act that have been reacquired by any of them.
ARTICLE 6
LISTS OF NOTEHOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE
     Section 6.01. Lists of Noteholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) days after each May 1 and November 1 in each year beginning with May 1, 2006, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Noteholders as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.
     Section 6.02. Preservation and Disclosure of Lists.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.
     (b) The rights of Noteholders to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Noteholders made pursuant to the Trust Indenture Act.
     Section 6.03. Reports by Trustee.
     (a) Within sixty (60) days after May 15 of each year commencing with the year 2006, the Trustee shall transmit to Noteholders such reports dated as of May 15 of each year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
     (b) A copy of such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company. The Company will notify the Trustee in writing within a reasonable time when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.
     Section 6.04. Reports by Company.
     (a) After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Noteholders, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is filed with the Commission.
     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).
ARTICLE 7
DEFAULTS AND REMEDIES
     Section 7.01. Events of Default. The following events shall be Events of Default with respect to the Notes:

     (a) default in any payment of interest, including any Additional Interest, on any Note when due and payable and the default continues for a period of 30 days;
     (b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon required repurchase, upon declaration or otherwise;
     (c) failure by the Company to comply with its obligation to convert the Notes into cash or a combination of cash and Common Stock, as applicable, upon exercise of a holder’s conversion right;
     (d) failure by the Company to comply with its obligations under Article XII;
     (e) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 16.02 when due;
     (f) failure by the Company for 90 days to comply with any of its other agreements (other than a covenant or warranty or default in whose performance or whose breach is elsewhere in this Section specifically provided for) contained in the Notes or the Indenture after written notice of such default from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company;
     (g) default by the Company or any Subsidiary of the Company in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $15 million in the aggregate of the Company and/or any such Subsidiary, whether such debt now exists or shall hereafter be created, resulting in such debt becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company or such Subsidiary;
     (h) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
     (i) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days.

     In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 7.01(h) or Section 7.01(i) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 9.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare 100% of the principal of and premium, if any, and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 7.01(h) or Section 7.01(i) occurs and is continuing with respect to the Company, the principal of all the Notes and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest and accrued and unpaid Additional Interest, if any, upon all Notes and the principal of and premium, if any, on any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest and accrued and unpaid Additional Interest, if any, (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Notes during the period of such Default) and amounts due to the Trustee pursuant to Section 8.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 7.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify the Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default by delivering to the Trustee a statement specifying such Event of Default and any action the Company has taken, is taking or proposes to take with respect thereto.
     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Noteholders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Noteholders, and the Trustee shall continue as though no such proceeding had been instituted.
     Section 7.02. Payments of Notes on Default; Suit Therefor. In the event that the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding hereunder have declared the principal of, and premium, if any, accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on, the Notes, to be due and payable immediately in accordance with Section 7.01, and the Company shall have failed forthwith to pay such amounts, the Trustee, in its own name and as trustee of an express trust, after being furnished suitable indemnity pursuant to Section 8.01, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid (including such further amounts as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith), and may prosecute any such action or proceeding to judgment or final degree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.
     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal premium, if any, and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 8.06 hereof, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholder or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.
     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.
     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.
     Section 7.03. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article VII with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
     First, to the payment of all amounts due the Trustee under Section 8.06;
     Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes, including Additional Interest, if any, in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;
     Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, payments in respect of the Conversion Obligation and Additional Shares) then owing and unpaid upon the Notes for principal and premium, if any, and interest, including Additional Interest, if any, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and
     Fourth, to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.
     Section 7.04. Proceedings by Noteholders. No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the holders of a majority in principal amount of the Notes outstanding pursuant to Section 7.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more Noteholders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders (except as otherwise provided herein). For the protection and enforcement of this Section 7.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Noteholder to receive payment of the principal of and premium, if any, and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on such Note, on or after the respective due dates expressed in such Note or in the notice of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Noteholder.
     Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in his own behalf and for his own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, his rights of conversion as provided herein.
     Section 7.05. Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     Section 7.06. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.07, all powers and remedies given by this Article VII to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article VII or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.
     Section 7.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 may on behalf of the holders of all of the Notes waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of premium, accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on, or the principal of, the Notes when due which has not been cured pursuant to the provisions of Section 7.01, (ii) a failure by the Company to deliver cash and, if applicable, shares of Common Stock (and cash in lieu of fractional shares) upon conversion of the Notes, or (iii) a default in respect of a covenant or provisions hereof which under Article XI cannot be modified or amended without the consent of each holder of an outstanding Note affected thereby. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
     Section 7.08. Notice of Defaults. The Trustee shall, within ninety (90) days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Noteholders as the names and addresses of such holders appear upon the Note register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of a Default in the payment of the principal of, or premium, if any, accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on any of the Notes, then in any such event the Trustee shall be protected in withholding such notice if and so long as a committee of trust officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.
     Section 7.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or premium, if any, accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article XV.
ARTICLE 8
CONCERNING THE TRUSTEE
     Section 8.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against loss, liability or expense.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that
     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and
     (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be established by a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
     (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
     (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;
     (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;
     (g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investments prior to its stated maturity or the failure of the party directing such investments prior to its stated maturity or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

     (h) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article VIII shall also be afforded to it in its capacity as such.
     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
     Section 8.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:
     (a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
     (c) the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;
     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to the Trustee from the Noteholders against such expenses or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand;

     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder; and
     (g) the permissive rights of the Trustee enumerated herein shall not be construed as duties.
     In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than through the Trustee’s willful misconduct or gross negligence. The Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee by the Company or by any holder of the Notes; and the permissive rights of the Trustee enumerated herein shall not be construed as duties.
     Section 8.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with this Indenture or at the direction of the Company. Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum, prospectus or other disclosure material distributed with respect to the Notes.
     Section 8.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Note Registrar.
     Section 8.05. Monies to Be Held in Trust. Subject to the provisions of Section 13.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.
     Section 8.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except, subject to the effect of Section 7.03, funds held in trust herewith for the benefit of the holders of particular Notes prior to the date of the accrual of such unpaid compensation or indemnifiable claim. The Trustee’s right to receive payment of any amounts due under this Section 8.06 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be so subordinated). The obligation of the Company under this Section 8.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 8.06 shall extend to the officers, directors, agents and employees of the Trustee.
     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(h) or Section 7.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
     Section 8.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of gross negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
     Section 8.08. Conflicting Interests of Trustee. After qualification of this Indenture under the Trust Indenture Act, if the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     Section 8.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 8.10. Resignation or Removal of Trustee.
     (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Noteholders at their addresses as they shall appear on the Note register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any of the following shall occur:
     (i) the Trustee shall fail to comply with Section 8.08 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months, or
     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or
     (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 9.04, may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.
     Section 8.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.
     No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.
     Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Noteholders at their addresses as they shall appear on the Note register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
     Section 8.12. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee such corporation shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 8.13. Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), after qualification under the Trust Indenture Act, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).
     Section 8.14. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such proposal specifying the action to be taken or omitted.
ARTICLE 9
CONCERNING THE NOTEHOLDERS
     Section 9.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Noteholders voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article X, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Noteholders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.
     Section 9.02. Proof of Execution by Noteholders. Subject to the provisions of Section 8.01, Section 8.02 and Section 10.05, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note register or by a certificate of the Note Registrar. The record of any Noteholders’ meeting shall be proved in the manner provided in Section 10.06.
     Section 9.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the person in whose name such Note shall be registered upon the Note register to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.
     Section 9.04. Company-Owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on such Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
     Section 9.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.
ARTICLE 10
NOTEHOLDERS’ MEETINGS
     Section 10.01. Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:
     (a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VII;
     (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VIII;
     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or
     (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.
     Section 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of such Notes at their addresses as they shall appear on the Note register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.
     Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
     Section 10.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.
     Section 10.04. Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
     Section 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.
     Subject to the provisions of Section 9.04, at any meeting of Noteholders each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
     Section 10.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
     Any record so signed and verified shall be conclusive evidence of the matters therein stated.
     Section 10.07. No Delay of Rights by Meeting. Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.
ARTICLE 11
SUPPLEMENTAL INDENTURES
     Section 11.01. Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
     (a) to cure any ambiguity, omission, defect or inconsistency;
     (b) to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture pursuant to Article XII;

     (c) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);
     (d) to add guarantees with respect to the Notes;
     (e) to secure the Notes;
     (f) to add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;
     (g) to make any change that does not materially adversely affect the rights of any holder; or
     (h) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.
     Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of such supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding.
     Notwithstanding any other provision of the Indenture or the Notes, the Registration Rights Agreement and the obligation to pay Additional Interest thereunder may be amended, modified or waived solely in accordance with the provisions of the Registration Rights Agreement.
     Section 11.02. Supplemental Indentures With Consent of Noteholders. With the consent (evidenced as provided in Article IX) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article IX and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall:
     (a) reduce the percentage in aggregate principal amount of Notes the holders of which must consent to an amendment;

     (b) reduce the rate, or extend the stated time for payment, of interest, including Additional Interest, on any Note;
     (c) reduce the principal, or extend the Maturity Date, of any Note;
     (d) make any change that adversely affects the conversion rights of any Notes;
     (e) reduce the Fundamental Change Repurchase Price, Redemption Price or Put Right Purchase Price of any Note or amend or modify in any manner adverse to the holders of the Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
     (f) change the place or currency of payment of principal or interest in respect of any Note;
     (g) impair the right of any holder to receive payment of principal of, and interest, including Additional Interest, if any, on, such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Note; or
     (h) make any change in the provisions of this Article XI that require each holder’s consent or in the waiver provisions in Section 7.01 and Section 7.07, in each case without the consent of each holder of an outstanding Note affected.
     Upon the written request of the Company, accompanied by a copy of the Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
     It shall not be necessary for the consent of the Noteholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. After an amendment under the Indenture becomes effective, the Company shall mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
     Notwithstanding anything herein to the contrary, no amendment or modification of the Indenture may occur that amends or modifies, or otherwise adversely affects the rights of the holders of Senior Indebtedness or Designated Senior Indebtedness under the subordination provisions described in Article IV without the prior written consent of the holders of a majority of the Designated Senior Indebtedness (or such larger percentage of the holders of the Designated Senior Indebtedness as is required to approve such amendment or modification under the terms of such Designated Senior Indebtedness) and at least a majority of all outstanding Senior Indebtedness.

     Section 11.03. Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article XI shall comply with the Trust Indenture Act, as then in effect, provided that this Section 11.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 11.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article XI may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
     Section 11.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article XI.
ARTICLE 12
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
     Section 12.01. Company May Consolidate, Etc. on Certain Terms.
     Subject to the provisions of Section 12.02, the Company shall not consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its assets and properties to another Person, unless:
     (a) the resulting, surviving or transferee Person (the “Successor Company”) if not the Company shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and, to the extent that it is otherwise still operative, shall expressly assume all the obligations of the Company under the Registration Rights Agreement; and
     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
     For purposes of this Section 12.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
     Section 12.02. Successor Corporation to be Substituted. In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on all of the Notes, the due and punctual conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company and the Company shall be released from those obligations, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, conveyance, transfer or lease, the person named as the “Company” in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article XII may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.
     In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
     Section 12.03. Officer’s Certificate and Opinion of Counsel to Be Given Trustee. No merger, consolidation, sale transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease and any such assumption complies with the provisions of this Article XII.
ARTICLE 13
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 13.01. Discharge of Indenture. When (a) the Company shall deliver to the Note Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Notes registrar for cancellation shall have become due and payable, whether on the Maturity Date or on any earlier Fundamental Change Repurchase Date, Put Right Purchase Date or Redemption Date, or otherwise, and the Company shall deposit with the Trustee, in trust, cash or shares of Common Stock, as applicable, sufficient to pay at maturity all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, due thereon, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect except as to (i) the right of holders to receive payments of principal of and premium, if any, and accrued and unpaid interest if any, and accrued and unpaid Additional Interest, if any, and any unpaid Conversion Obligation and Additional Shares, if any, on, the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee (ii) the rights, obligations and immunities of the Trustee hereunder and (iii) the obligations of the Company under Section 8.06, and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 17.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.
     Section 13.02. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 13.04, all monies deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the holders of the particular Notes for the payment of which such monies have been deposited with the Trustee, of all sums due thereon for principal and premium and accrued and unpaid interest and accrued and unpaid Additional Interest, if any.
     Section 13.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

     Section 13.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on, Notes and not applied but remaining unclaimed by the Noteholders for two years after the date upon which the principal of, premium, if any, or accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written request and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another person. The Trustee shall, promptly after such payment of the principal of, premium, if any, or accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on Notes, as described in this Section 13.04 and upon written request of the Company, return to the Company any funds in excess of the amount required for such payment.
     Section 13.05. Reinstatement. If (i) the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the holders of at least a majority in principal amount of the then outstanding Notes so request by written notice to the Trustee, the Company’s obligations under this Indenture shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 13.02; provided, however, that if the Company makes any payment of interest or Additional Interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Noteholders to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 14
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS
     Section 14.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or premium, if any, or accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future incorporator, stockholder, employee, agent, officer or director or Subsidiary of the Company as such or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 15
CONVERSION OF NOTES
     Section 15.01. Conversion Privilege.
     (a) Subject to the conditions described in clause (i) and (ii) below, and upon compliance with the provisions of this Article XV, a Noteholder shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the scheduled Trading Day immediately preceding August 15, 2013 at a rate (the “Conversion Rate”) of 24.6406 shares of Common Stock (subject to adjustment by the Company as provided in Section 15.04) per $1,000 principal amount Note (the “Conversion Obligation”) under the circumstances and during the periods set forth below. On and after August 15, 2013, regardless of the conditions described in clause (i) and (ii) below, and upon compliance with the provisions of this Article XV, a Noteholder shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the scheduled Trading Day immediately preceding the Maturity Date.
     (i) The Notes shall be convertible prior to August 15, 2013, during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes for each day of such Measurement Period was less than 103% of the product of the Last Reported Sale Price of the Common Stock on such date and the Conversion Rate on such date, all as determined by the Trustee. The Trustee shall have no obligation to determine the Trading Price of the Notes unless requested by the Company to do so in writing, and the Company shall have no obligation to make such request unless a Noteholder provides the Company with reasonable evidence that the Trading Price of the Notes would be less than 103% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price at such time, at which time the Company shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per Note is greater than or equal to 103% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date. If the Trading Price condition set forth above has been met, the Company shall so notify the Noteholders. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than 103% of the product of (a) the then-applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date, the Company shall so notify the Noteholders.
     (ii) The Notes shall be convertible prior to August 15, 2013 as provided in Section 15.01(b), Section 15.01(c) and Section 15.01(d).
     (b) In the event that the Company elects to:

     (i) distribute to all or substantially all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the record date for such distribution, Common Stock at a price less than the Last Reported Sale Price of the Common Stock for the Trading Day immediately preceding the declaration date of such distribution; or
     (ii) distribute to all or substantially all holders of Common Stock, assets or debt securities of the Company or rights to purchase the Company’s securities, which distribution has a per share value (as determined by the Board of Directors) exceeding 10% of the Last Reported Sale Price of the Common Stock on the day immediately preceding the date of declaration of such distribution, then, in either case, holders may surrender the Notes for conversion at any time on and after the date that the Company provides notice to holders referred to in the next sentence until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution or the date the Company announces that such distribution will not take place. The Company shall notify holders of any distribution referred to in either clause (i) or clause (ii) above and of the resulting conversion right no later than the 35th Business Day prior to the Ex-Dividend Date for such distribution.
     (c) If the Company consolidates with or merges with or into another Person or is a party to a binding share exchange or conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its properties and assets in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property, then the holders shall have the right to convert Notes at any time beginning fifteen calendar days prior to the date announced by the Company as the anticipated effective date of the transaction and until and including the date that is fifteen calendar days after the date that is the effective date of such transaction; provided such transaction does not otherwise constitute a Fundamental Change to which the provisions of Section 15.01(d) shall apply. The Company will notify holders of Notes at least 20 calendar days prior to the anticipated effective date of such transaction. The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the holders and shall be publicly announced by the Company and posted on its web site not later than two Business Day prior to such 15th day.
     (d) If the Company is a party to any transaction or event that constitutes a Fundamental Change, a holder may surrender Notes for conversion at any time from and after the 30th scheduled Trading Day prior to the anticipated effective date of such transaction or event until the related Fundamental Change Repurchase Date and, upon such surrender, the holder shall be entitled to the increase in the Conversion Rate, if any, specified in Section 15.01(e). The Company shall give notice to all record Noteholders and the Trustee of the Fundamental Change no later than 30 scheduled Trading Days prior to the anticipated effective date of the Fundamental Change.
     (e) (i) If a Noteholder elects to convert Notes in connection with a Fundamental Change that occurs prior to November 15, 2013, the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Common Stock (the "Additional Shares”) as described below. Settlement of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as provided in this subsection shall be settled pursuant to Section 15.02(d) below. For purposes of this Section 15.01(e), a conversion shall be deemed to be “in connection” with a Fundamental Change to the extent that such conversion is effected during the time period specified in Section 15.01(d) (regardless of whether the provisions of clause (a)(i), (a)(ii), (b) or (c) of this Section 15.01 shall apply to such conversion).
     (ii) The number of Additional Shares by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”), and the Stock Price; provided that if the actual Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if (1) the Stock Price is greater than $160.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 15.04), no Additional Shares will be added to the Conversion Rate, and (2) the Stock Price is less than $33.54 per share (subject to adjustment in the same manner as set forth in Section 15.04), no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 29.8151 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 15.04).
     (iii) The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 15.04 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).
     Section 15.02. Conversion Procedure.
     (a) Subject to Section 15.02(b), the Company will satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion in cash and shares of fully paid Common Stock, if applicable, by delivering, on the third Trading Day immediately following the last day of the related Observation Period, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the related Observation Period; provided that the Company will deliver cash in lieu of fractional shares of Common Stock as set forth pursuant to clause (k) below. The Daily Settlement Amounts shall be determined by the Company promptly following the last day of the Observation Period.

     (b) Notwithstanding Section 15.02(a), the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as set forth in Section 15.01(e) pursuant to this clause (b).
     (A) If the last day of the applicable Observation Period related to Notes surrendered for conversion is prior to the third Trading Day preceding the Effective Date of the Fundamental Change, the Company will satisfy the related Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion as described in Section 15.02(b) by delivering the cash and shares of Common Stock (based on the Conversion Rate, but without regard to the number of Additional Shares to be added to the Conversion Rate pursuant to Section 15.01(e)) on the third Trading Day immediately following the last day of the applicable Observation Period. As soon as practicable following the Effective Date of the Fundamental Change, the Company will deliver the increase in such amount of cash and Reference Property in lieu of shares of Common Stock, if any, as if the Conversion Rate had been increased by such number of Additional Shares during the related Observation Period (and based upon the related Daily VWAP prices during such Observation Period). If such increased amount of cash and shares, if any, results in an increase to the amount of cash to be paid to holders, the Company will pay such increase in cash, and if such increased amount results in an increase to the number of shares of Common Stock, the Company will deliver such increase by delivering Reference Property based on such increased number of shares.
     (B) If the last day of the applicable Observation Period related to Notes surrendered for conversion is on or following the third scheduled Trading Day preceding the Effective Date of such Fundamental Change, the Company will satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes tendered for conversion as described in Section 15.01(b) (based on the Conversion Rate as increased by the Additional Shares pursuant to Section 15.01(e) above) on the later to occur of (1) the Effective Date of the Fundamental Change and (2) the third Trading Day immediately following the last day of the applicable Observation Period.
     (c) Before any holder of a Note shall be entitled to convert the same as set forth above, such holder shall (1) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 15.02(i) and, if required, pay all taxes or duties, if any, and (2) in the case of a Note issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 15.02(i), and (D) if required, pay all taxes or duties, if any. A Note shall be deemed to have been converted immediately prior to the close of business on the date (the "Conversion Date”) that the holder has complied with the requirements set forth in this Section 15.02(c).
     No Notice of Conversion with respect to any Notes may be tendered by a holder thereof if such holder has also tendered a Put Right Purchase Notice or a Fundamental Change Repurchase Notice and not validly withdrawn such Put Right Purchase Notice or Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 16.01 or 16.02, as the case may be.
     If more than one Note shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
     (d) Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in Section 15.02(a), except to the extent specified in Section 15.02(b). The Company shall make such delivery by paying the cash amount owed to the Conversion Agent or to the holder of the Note surrendered for conversion, or such holder’s nominee or nominees, and by issuing, or causing to be issued, and delivering to the Conversion Agent or to such holder, or such holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such holder shall be entitled as part of such Conversion Obligation (together with any cash in lieu of fractional shares).
     (e) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.
     (f) If a holder submits a Note for conversion, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the holder shall pay any such tax which is due because the holder requests any shares of Common Stock to be issued in a name other than the holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.
     (g) Except as provided in Section 15.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article.

     (h) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
     (i) Upon conversion, a Noteholder will not receive any separate cash payment for accrued and unpaid interest and Additional Interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligations as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after the close of business on a record date, holders of such Notes as of the close of business on the record date will receive the interest and Additional Interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest and Additional Interest, if any, payable on the Notes so converted; provided, however, that no such payment need be made (1) if the Company has called the Notes for redemption or (2) to the extent of any overdue interest or Additional Interest, if any, existing at the time of conversion with respect to such Note. Except as described above, no payment or adjustment will be made for accrued interest on converted Notes.
     (j) The Person in whose name the certificate for any shares of Common Stock issued upon conversion is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Notes shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Notes, such Person shall no longer be a Noteholder.
     (k) No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Last Reported Sale Price of the Common Stock on the last day of the applicable Observation Period.

     Section 15.03. [Intentionally Omitted].
     Section 15.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
     (a) In case the Company shall issue shares of Common Stock as a dividend or distribution to holders of the outstanding Common Stock, or shall effect a subdivision into a greater number of shares of Common Stock or combination into a lesser number of shares of Common Stock, the Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to such event;

CR’	=	the Conversion Rate in effect immediately after such event;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event; and

OS’	=	the number of shares of Common Stock outstanding immediately after such event.
Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 15.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.
     (b) In case the Company shall issue to all or substantially all holders of its outstanding shares of Common Stock rights, warrants or convertible securities entitling them (for a period expiring within sixty (60) calendar days after the issuance thereof) to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to such event;

CR’	=	the Conversion Rate in effect immediately after such event;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants or convertible securities; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise or convert such rights, warrants or convertible securities divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on the Business Day immediately preceding the Record Date (or, if earlier, the “ex-dividend date” relating to such distribution) for the issuance of such rights, warrants or convertible securities.
Such adjustment shall be successively made whenever any such rights, warrants or convertible securities are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the date fixed for such determination. If such rights, warrants or convertible securities are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not been fixed. To the extent that shares of Common Stock are not delivered after the expiration of such rights, warrants or convertible securities, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, warrants or convertible securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered.
In determining whether any rights, warrants or convertible securities entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants or convertible securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (c) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company (other than Common Stock as covered by Section 15.04(a)), evidences of its indebtedness or other assets or property of the Company (including securities, but excluding dividends and distributions covered by Section 15.04(b) or Section 15.04(d) and distributions described below in this paragraph (c) with respect to Spin-Offs) (any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this Section 15.04(c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect immediately prior to such distribution;

CR’	=	the Conversion Rate in effect immediately after such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Business Day immediately preceding the Record Date for such distribution (or, if earlier, the ex-dividend date relating to such distribution); and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the record date for such distribution (or, if earlier, the ex-dividend date relating to such distribution).
Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution; provided that if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive, for each $1,000 principal amount of Notes upon conversion, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 15.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in determining SP0 above.
With respect to an adjustment pursuant to this Section 15.04(c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the Record Date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to such distribution;

CR’	=	the Conversion Rate in effect immediately after such distribution;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off.
Such adjustment shall occur on the tenth Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the ten Trading Days following any Spin-Off, references within this paragraph (c) to ten days shall be deemed replaced with such lesser number of trading days as have elapsed between such Spin-Off and the conversion date in determining the applicable Conversion Rate.
     Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.04 (and no adjustment to the Conversion Rate under this Section 15.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 15.04(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 15.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     For purposes of this Section 15.04(c), Section 15.04(a) and Section 15.04(b), any dividend or distribution to which this Section 15.04(c) is applicable that also includes shares of Common Stock to which Section 15.04(a) applies or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 15.04(a) or Section 15.04(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants to which Section 15.04(b) applies (and any Conversion Rate adjustment required by this Section 15.04(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 15.04(a) and Section 15.04(b) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as “the Record Date” and “the date fixed for such determination” within the meaning of Section 15.04(a) and Section 15.04(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to such event” within the meaning of Section 15.04(a).
     (d) In case the Company shall pay a dividend or make a distribution consisting exclusively of cash to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to the Record Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the Record Date for such distribution;

SP0	=	the Last Reported Sale Prices of the Common Stock on the Trading Day immediately preceding the Record Date for such distribution (or, if earlier, the ex-dividend date relating to such distribution); and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.
Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 as above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such holder would have received had such holder owned a number of shares equal to the Conversion Rate on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     For the avoidance of doubt, for purposes of this Section 15.04(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 15.04(d), references in this Section to one share of Common Stock or

Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
     (e) In case the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:
where

CR0	=	the Conversion Rate in effect on the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires; and

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires, such adjustment to become effective immediately prior to the opening of business on the day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected. No adjustment to the Conversion Rate will be made if the application of the foregoing formulae would result in a decrease in the Conversion Rate.

     (f) For purposes of this Section 15.04 the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (g) In addition to those required by clauses (a), (b), (c), (d), and (e) of this Section 15.04, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Note at his last address appearing on the Note register provided for in Section 2.06 a notice of the increase at least fifteen days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (h) All calculations and other determinations under this Article XV shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 15.04. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1% of the Conversion rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon a Fundamental Change, upon any call of the notes for redemption or upon maturity.
     (i) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Trustee and Conversion Agent may conclusively rely on the accuracy of the Conversion Rate adjustment provided by the Company. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at his last address appearing on the Note register provided for in Section 2.06 of this Indenture, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (j) In any case in which this Section 15.04 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 15.04(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 15.04(b), or (4) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to Section 15.04(e) (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional cash and, if applicable, shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.04. For purposes of this Section 15.04(j), the term “Adjustment Event” shall mean:
     (i) in any case referred to in clause (1) hereof, the occurrence of such event,
     (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,
     (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and
     (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
     (k) For purposes of this Section 15.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     Section 15.05. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.
     Section 15.06. Effect of Reclassification, Consolidation, Merger or Sale.
     If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person, or (iii) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in either case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event a “Merger Event”), then:
     (a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 11.01(a) providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article XVI herein.
     In the event the Company shall execute a supplemental indenture pursuant to this Section 15.06, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders.
     (b) Notwithstanding the provisions of Section 15.02(a) and Section 15.02(b), and subject to the provisions of Section 15.01, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes will be changed to a right to convert such Note by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) such that from and after the effective time of such transaction, a Noteholder will be entitled thereafter to convert its Notes into cash (up to the aggregate principal amount thereof) and the same type (and in the same proportion) of Reference Property, based on the Daily Settlement Amounts of Reference Property in an amount equal to the applicable Conversion Rate, as described under Section 15.02(b). For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or conveyance of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes in accordance with the provisions of Article XV hereof prior to the effective date.
     (c) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at his address appearing on the Note register provided for in this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (d) The above provisions of this Section shall similarly apply to successive Merger Events.
     Section 15.07. Certain Covenants.
     (a) Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
     The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.
     (b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.
     (c) The Company further covenants that if at any time the Common Stock shall be listed on any other national securities exchange or automated quotation system the Company will, if permitted and required by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes.
     Section 15.08. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.
     Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 15.09. Notice to Holders Prior to Certain Actions.
     In case:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 15.04; or
     (b) the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or
     (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;
the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at his address appearing on the Note register, provided for in Section 2.06 of this Indenture, as promptly as possible but in any event at least twenty days prior to the applicable date specified in clause (x) or (y) below, as the case may be, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

     Section 15.10. Shareholder Rights Plans. Upon conversion of the Notes, the holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, the associated rights issued under the Rights Plan or under any future shareholder rights plan the Company adopts unless, prior to conversion, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with the Rights Plan. If, and only if, the holders receive rights under such shareholder rights plans as described in the preceding sentence upon conversion of their Notes, then no other adjustment pursuant to this Article XV shall be made in connection with such shareholder rights plans.
ARTICLE 16
REPURCHASE OF NOTES AT OPTION OF HOLDERS
     Section 16.01. Purchase of Securities at Option of the Holder on Specified Dates.
     (a) At the option of the holder thereof, Notes shall be purchased by the Company in accordance with the provisions of the Notes on November 15, 2013, November 15, 2015 and November 15, 2020 (each, a “Put Right Purchase Date”) at a purchase price per Note equal to 100% of the aggregate principal amount of the Notes being purchased, except purchases on November 15, 2013 for which the purchase price is equal to 100.25% of the aggregate principal amount of the Note, together with any accrued and unpaid interest, including Additional Interest, if any, up to but not including such Put Right Purchase Date (each, a “Put Right Purchase Price”).
     Purchases of Notes by the Company pursuant to this Section 16.01 shall be made, at the option of the holder thereof, upon:
     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by the holder of a written notice of purchase (a “Put Right Purchase Notice”) in the form set forth on the reverse of the Note at any time from the opening of business on the date that is 25 Business Days prior to the applicable Put Right Purchase Date until the close of business on the fifth Business Day prior to such Put Right Purchase Date stating:
       (A) if certificated, the certificate numbers of the Notes to be delivered for repurchase;
       (B) the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or an integral multiple thereof, and
       (C) that the Notes are to be repurchased as of the applicable Put Right Purchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture, and
     (ii) delivery of such Note to the Paying Agent prior to, on or after the Put Right Purchase Date (together with all necessary endorsements) at the offices of the

Paying Agent, such delivery being a condition to receipt by the holder of the Put Right Purchase Price therefor, which shall be so paid pursuant to this Section 16.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Put Right Purchase Notice, as determined by the Company.
     The Company shall purchase from the holder thereof, pursuant to this Section 16.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.
     Any purchase by the Company contemplated pursuant to the provisions of this Section 16.01 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Put Right Purchase Date and the time of delivery of the Note.
     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Put Right Purchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 16.01(d).
     In connection with any purchase by the Company contemplated pursuant to the provisions of this Section 16.01, the Company shall (a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act; (b) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and (c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to purchase the Notes.
     Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.
     (b) In connection with any purchase of Notes pursuant to this Section 16.01, the Company shall give written notice of the Put Right Purchase Date to the holders (the “Company Put Right Notice”).
     The Company Put Right Notice shall be sent by first-class mail to the Trustee and to each holder (and to each beneficial owner as required by applicable law) not less than 25 Business Days prior to any Put Right Purchase Date (the “Company Put Right Notice Date”). Each Company Put Right Notice shall include a form of Put Right Purchase Notice to be completed by a Noteholder and shall state:
(i)	the Put Right Purchase Price and the Conversion Price;

(ii)	the name and address of the Paying Agent and the Conversion Agent;

(iii)	that Notes as to which a Put Right Purchase Notice has been given may be converted only in accordance with Article XV hereof if the applicable Put Right Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv)	that Notes must be surrendered to the Paying Agent to collect payment;

(v)	that the Put Right Purchase Price for any Note as to which a Put Right Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Put Right Purchase Date and the time of surrender of such Note as described in subclause (iv) above;

(vi)	the procedures the holder must follow to exercise rights under this Section and a brief description of those rights;

(vii)	briefly, the conversion rights of the Notes;

(viii)	the procedures for withdrawing a Put Right Purchase Notice (including pursuant to the terms of Section 16.01(d);

(ix)	that, unless the Company defaults in making payment on Notes for which a Put Right Purchase Notice has been submitted, interest on the Notes in respect of which a Put Right Purchase Notice has been delivered and not withdrawn will cease to accrue on the Put Right Purchase Date; and

(x)	the CUSIP number of the Notes.
     If any of the Notes are to be redeemed in the form of a Global Note, the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.
     At the Company’s request, the Trustee shall give such Company Put Right Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Put Right Notice shall be prepared by the Company.
     (c) Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of the Put Right Purchase Notice specified in Section 16.01(a), the holder of the Note in respect of which such Put Right Purchase Notice was given shall (unless such Put Right Purchase Notice is withdrawn as specified in Section 16.01(d)) thereafter be entitled to receive solely the Put Right Purchase Price with respect to such Note. Such Put Right Purchase Price shall be paid to such holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Put Right Purchase Date with respect to such Note (provided the conditions in Section 16.01(a) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the holder thereof in the manner required by Section 16.01(a). Notes in respect of which a Put Right Purchase Notice has been given by the holder thereof may not be converted pursuant to Article XV hereof on or after the date of the delivery of such Put Right Purchase Notice, unless such Put Right Purchase Notice has first been validly withdrawn as specified in Section 16.01(d).

     (d) A Put Right Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Put Right Purchase Notice at any time prior to the close of business on the Business Day prior to the Put Right Purchase Date specifying:
     (i) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes,
     (ii) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, and
     (iii) the principal amount, if any, of such Notes that remains subject to the original Put Right Purchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.
     A written notice of withdrawal of a Put Right Purchase Notice shall be in the form set forth in the preceding paragraph.
     Upon receipt of a written notice of withdrawal, the Paying Agent shall promptly return to the holders thereof any Notes in respect of which a Put Right Purchase Notice has been withdrawn in accordance with the provisions of Section 16.01(e).
     (e) There shall be no purchase of any Notes pursuant to this Section 16.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the holders of such Notes, of the required Put Right Purchase Notice) and is continuing an Event of Default with respect to Notes of such series (other than a default in the payment of the Put Right Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective holders thereof any Notes held by it during the continuance of an Event of Default with respect to Notes of such series (other than a default in the payment of the Put Right Purchase Price with respect to such Notes), in which case, upon such return, the Put Right Purchase Notice with respect thereto shall be deemed to have been withdrawn.
     (f) Prior to 11:00 a.m. (local time in The City of New York) on the Business Day following the Put Right Purchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Put Right Purchase Price of all the Notes or portions thereof which are to be purchased as of the Put Right Purchase Date. The manner in which the deposit required by this Section 16.01(f) is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Business Day following the Put Right Purchase Date.

     If the Trustee (or other Paying Agent appointed by the Company) holds, in accordance with the terms hereof, money sufficient to pay the Put Right Purchase Price of any Note, then, on the Put Right Purchase Date, such Note will cease to be outstanding and the rights of the holder in respect thereof shall terminate (other than the right to receive the Put Right Purchase Price as aforesaid).
     To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 16.01(f) exceeds the aggregate Put Right Purchase Price of the Notes or portions thereof that the Company is obligated to purchase, then promptly after the Put Right Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.
     Section 16.02. Repurchase at Option of Holders Upon a Fundamental Change.
     (a) If a Fundamental Change occurs at any time, then each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on the date (the "Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days and not more than thirty five (35) Business Days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, including unpaid Additional Interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).
     Repurchases of Notes under this Section 16.02 shall be made, at the option of the holder thereof, upon:
     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note prior to the close of business on the Fundamental Change Repurchase Date; and
     (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 16.02 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
     The Fundamental Change Repurchase Notice shall state:
     (A) if certificated, the certificate numbers of Notes to be delivered for repurchase;

     (B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture.
     Any purchase by the Company contemplated pursuant to the provisions of this Section 16.02 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.
     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 16.02(c).
     Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.
     (b) On or before the twentieth day after the Effective Date of any Fundamental Change, the Company shall provide to all holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.
     Each Fundamental Change Company Notice shall specify:
(i) the events causing the Fundamental Change;
(ii) the date of the Fundamental Change;
(iii) the Fundamental Change Repurchase Date and the last date on which a holder may exercise the repurchase right;
(iv) the Fundamental Change Repurchase Price;
(v) the name and address of the Paying Agent and the Conversion Agent;

     (vi) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
     (vii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a holder may be converted only if the holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture;
     (viii) that the holder must exercise the repurchase right on or prior to the close of business on the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);
     (ix) that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time; and
     (x) the procedures that holders must follow to require the Company to repurchase their Notes.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 16.02.
     (c) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date, specifying:
     (i) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes,
     (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and
     (iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.
     (d) On or prior to 11:00 a.m. (local time in The City of New York) on the second Business Day following the Fundamental Change Repurchase Date, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time will be made promptly after the later of (x) the

Fundamental Change Repurchase Date with respect to such Note (provided the holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in Section 16.02), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 16.02 by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Note register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
     (e) If the Trustee (or other Paying Agent appointed by the Company) holds money or securities sufficient to repurchase on the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased as of the second Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes will cease to be outstanding, (ii) interest, including Additional Interest, if any, will cease to accrue on such Notes, and (iii) all other rights of the holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Notes.
ARTICLE 17
MISCELLANEOUS PROVISIONS
     Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
     Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.
     Section 17.03. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Maverick Tube Corporation, 16401 Swingley Ridge Road, Chesterfield, Missouri 63017, Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

     The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note register and shall be sufficiently given to him if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     Section 17.04. Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED THEREIN.
     Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Each certificate or opinion provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
     Section 17.06. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Fundamental Change Purchase Date, Put Right Purchase Date, Conversion Date or Maturity Date will not be a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date to the next succeeding Business Day.
     Section 17.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

     Section 17.08. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, however, that, unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect as hereafter amended or modified; provided further that this Section 17.08 shall not require that this Indenture or the Trustee be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.
     Section 17.09. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder, the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 17.10. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 17.11. Authenticating Agent. The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.05, Section 2.06, Section 2.07 and Section 2.08, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a person eligible to serve as trustee hereunder pursuant to Section 8.09.
     Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.
     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Noteholders as the names and addresses of such holders appear on the Note register.
     The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
     The provisions of Section 8.02, Section 8.03, Section 8.04, Section 9.03 and this Section 17.11 shall be applicable to any authenticating agent.
     Section 17.12. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

MAVERICK TUBE CORPORATION
By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee
By:
Name:
Title:

SCHEDULE A
Stock Price

Effective	33.54	35.00	36.00	37.00	38.00	39.00	40.00	50.00	60.00	70.00	80.00	100.00	120.00	140.00	160.00
Date
11/15/2005	5.1745	4.7735	4.5248	4.2953	4.0829	3.8866	3.7043	2.4337	1.7377	1.3124	1.0307	0.6846	0.4820	0.3500	0.2583
11/15/2006	5.1371	4.7148	4.4547	4.2154	3.9947	3.7911	3.6028	2.3096	1.6223	1.2129	0.9471	0.6264	0.4408	0.3203	0.2364
11/15/2007	5.1114	4.6631	4.3880	4.1358	3.9039	3.6908	3.4944	2.1700	1.4918	1.1012	0.8540	0.5626	0.3964	0.2886	0.2133
11/15/2008	5.0775	4.5969	4.3033	4.0352	3.7896	3.5649	3.3587	1.9987	1.3352	0.9695	0.7460	0.4901	0.3464	0.2531	0.1875
11/15/2009	5.0434	4.5204	4.2026	3.9137	3.6503	3.4106	3.1917	1.7893	1.1481	0.8157	0.6223	0.4091	0.2911	0.2140	0.1592
11/15/2010	5.0012	4.4209	4.0704	3.7537	3.4668	3.2073	2.9721	1.5228	0.9202	0.6355	0.4812	0.3191	0.2299	0.1705	0.1276
11/15/2011	4.9348	4.2714	3.8742	3.5179	3.1979	2.9114	2.6543	1.1651	0.6383	0.4269	0.3244	0.2210	0.1622	0.1216	0.0915
11/15/2012	4.8358	4.0272	3.5487	3.1244	2.7492	2.4190	2.1288	0.6528	0.2997	0.2032	0.1618	0.1158	0.0863	0.0653	0.0496
11/15/2013	5.1745	3.9308	3.1372	2.3864	1.6752	1.0004	0.3594	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

EXHIBIT A
[FORM OF FACE OF NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) TWO YEARS AFTER THE LATEST ORIGINAL ISSUE DATE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE ISSUER, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN THE LATER OF (X) TWO YEARS AFTER THE LATEST ISSUE DATE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

MAVERICK TUBE CORPORATION
1.875% Convertible Senior Subordinated Notes due 2025

No. CUSIP No.	$
     Maverick Tube Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.], or registered assigns, the principal sum of [ ] Dollars or such other principal amount as shall be set forth on the Schedule I hereto on November 15, 2025, and Additional Interest in the manner, at the rates and to the persons set forth in the Registration Rights Agreement.
     This Note shall bear interest at the rate of 1.875% per year from November 15, 2005, or from the most recent date to which interest had been paid or provided. Interest is payable semi-annually in arrears on each May 15 and November 15, commencing May 15, 2006, to holders of record at the close of business on the preceding May 1 and November 1, respectively. Interest payable on each Interest Payment Date shall equal the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including November 15, 2005 if no interest has been paid hereon) to but excluding such Interest Payment Date.
     The payment of the principal of and interest, including any Additional Interest, on each and all of the Notes and any other payment in respect of the Notes, including the payment of any Principal Return in cash upon conversion or any payment on account of the acquisition or redemption of Notes by the Company (a) is subordinated, to the extent and in the manner provided in Article IV of the Indenture, to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed and (b) shall rank pari passu with respect to the payment right under the 2033 Notes. The subordination provisions of the Indenture are for the benefit of the holders of Senior Indebtedness.
     Payment of the principal of and interest, including any Additional Interest, accrued on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Note, at the Corporate Trust Office, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, interest, including Additional Interest, if any, may be paid by check mailed to such holder’s address as it appears in the Note register; provided further, however, that, with respect to any Noteholder with an aggregate principal amount in excess of $1,000,000, at the application of such holder in writing to the Company, interest, including Additional Interest, if any, on such holder’s Notes shall be paid by wire transfer in immediately available funds to such holder’s account in the United States supplied by such holder from time to time to the Trustee and Paying Agent (if different from the Trustee) not later than the applicable record date; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock or cash and Common Stock, if any, of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed therein.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
MAVERICK TUBE CORPORATION

By: ____________________________
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.
By: _____________________________
     Name:
     Authorized Officer

[FORM OF REVERSE OF NOTE]
MAVERICK TUBE CORPORATION
1.875% Convertible Senior Subordinated Notes due 2025
     This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.875% Convertible Senior Subordinated Notes due 2025 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of November 15, 2005 (herein called the “Indenture”), between the Company and The Bank of New York Trust Company, N.A. (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and interest, including Additional Interest, if any, on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     Subject to the terms and conditions of the Indenture, the Notes may be redeemed at the election of the Company, in whole or in part, on November 15, 2013 at a price equal to 100.25% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest and Additional Interest, if any. After November 15, 2013, the Company shall have the right to redeem the Notes, in whole or from time to time in part, at a price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest and Additional Interest, if any. Any such redemption shall be upon at least 30 days and no more than 60 days notice to holders of the Notes.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Put Right Purchase Price and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 11.02 of the Indenture, without the consent of each holder of an outstanding Note affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the

Notes waive any past default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and accrued and unpaid interest, including Additional Interest, if any, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.
     The Notes are not subject to redemption through the operation of any sinking fund.
     Upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to 100% of the principal amount of the Notes such holder elects to require the Company to repurchase, together with accrued and unpaid interest, including accrued and unpaid Additional Interest, if any, to but excluding the Fundamental Change Purchase Date. The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the twentieth day after the occurrence of any Fundamental Change.
     On November 15, 2013, November 15, 2015 and November 15, 2020, the holder has the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) at a price equal to 100% of the principal amount of the Notes such holder elects to require the Company to repurchase, together with accrued and unpaid interest, including accrued and unpaid Additional Interest, if any, to but excluding the Put Right Purchase Date, except purchases on November 15, 2013 will be made at a price equal to 100.25% of the principal amount of the Notes, together with any accrued and unpaid interest. Holders shall submit their Notes for repurchase to the Paying Agent at any time from the opening of business on the date that is 25 Business Days prior to the applicable Put Right Purchase Date until the close of business on the fifth Business Day prior to the Put Right Purchase Date.

     Subject to the provisions of the Indenture, the holder hereof has the right, at its option, on and after August 15, 2013, or earlier upon the occurrence of certain conditions specified in the Indenture and prior to the close of business on the Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof which is $1,000 or an integral multiple thereof, into cash and, if applicable, shares of Common Stock, in each case at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a Notice of Conversion, a form of which is attached to the Note, as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The initial Conversion Rate shall be 24.6406 shares for each $1,000 principal amount of Notes. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the Indenture.
     Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.
     The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.
     No recourse for the payment of the principal of, or any premium, or accrued and unpaid interest, including Additional Interest, if any, on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used in this Note and defined in the Indenture are used herein as therein defined.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

[FORM OF CONVERSION NOTICE]
To: MAVERICK TUBE CORPORATION
     The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, if any, together with any check in payment of the cash in respect of the remaining Conversion Obligation (as defined in the Indenture) and for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.
Dated: _____________
___________________________
Signature(s)
_____________________
Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor
Institution (banks, stock brokers, savings and loan
associations and credit unions) with membership in an
approved signature guarantee medallion program pursuant
to Rule 17Ad-15 under the Securities Exchange Act of 1934,
as amended, if shares of Common Stock are to be issued, or
Notes to be delivered, other than to and in the name of the
registered holder.

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:
__________________________
(Name)
_____________________
(Street Address)
_____________________
(City, State and Zip Code)
Please print name and address

Principal amount to be converted
(if less than all): $_____ ,000

Social Security or Other Taxpayer Identification Number

[FORM OF PUT RIGHT PURCHASE NOTICE]
To: Maverick Tube Corporation
     The undersigned hereby requests and instructs the Company to repay the entire principal amount of this Note, or a portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, on November 15, ______ in accordance with the terms of the Indenture referred to in this Note at the Put Right Purchase Price, to the registered holder hereof.
Dated:______________

Signature(s)

Social Security or Other Taxpayer
Identification Number Principal amount to
be repaid (if less than all):  $_,000
NOTICE: The above signatures of the
holder(s) hereof must correspond with the
name as written upon the face of the Note in
every particular without alteration or
enlargement or any change whatever.

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To: Maverick Tube Corporation
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Maverick Tube Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, to the registered holder hereof.
Dated: ________________

Signature(s)

Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all):  $_,000 NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[FORM OF ASSIGNMENT AND TRANSFER]
     For value received ____________ hereby sell(s), assign(s) and transfer(s) unto ____________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
     In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:
☐     To Maverick Tube Corporation or a subsidiary thereof; or
☐     Pursuant to the registration statement that has been declared effective under the Securities Act of 1933, as amended; or
☐     Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
☐     Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or
☐     Pursuant to another available exemption from registration under the Securities Act of 1933, as amended.
Dated: _______________
_____________________
Signature(s)
_____________________
Signature Guarantee
Signature(s) must be guaranteed by an eligible
Guarantor Institution (banks, stock brokers,
savings and loan associations and credit unions)
with membership in an approved signature
guarantee medallion program pursuant to
Rule 17Ad-15 under the Securities Exchange
Act of 1934, as amended, if shares of Common
Stock are to be issued, or Notes to be delivered,
other than to and in the name of the registered
holder.
NOTICE: The signature on the conversion notice,
the option to elect repurchase upon a Fundamental

Change, the Put Right Notice, or the assignment must
correspond with the name as written upon the face of
the Note in every particular without alteration or
enlargement or any change whatever.

Schedule I
MAVERICK TUBE CORPORATION
1.875% Convertible Senior Subordinated Notes Due 2025
No. ________

		Notation Explaining	Authorized
		Principal Amount	Signature of Trustee
Date	Principal Amount	Recorded	or Custodian